Exhibit 16.1

Deloitte & Touche LLP 1125 Northwest Couch Street Suite 600 Portland, OR 97209-4156 USA Tel: +1 503 222 1341 Fax: +1 503 224 2172 www.deloitte.com

September 5, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read the Changes in Independent Registered Public Accounting Firm section of KinderCare Learning Company, Inc.’s S-1 registration statement to be filed on September 6, 2024, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP